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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2002

STYLECLICK, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-31043 (Commission File Number)	13-4106745 (IRS Employer Identification No.)
111 E. Wacker Drive, Chicago, Illinois (Address of principal executive offices)		60101 (Zip Code)
Registrant's telephone number, including area code: (312) 856-1081

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        The Registrant has been advised by USA Electronic Commerce Solutions LLC ("ECS") that, effective as of September 17, 2002, ECS and PGA Tour, Inc. ("PGAT") have mutually terminated their relationship. As a result, following a transition period that will continue until November 2002, Styleclick will no longer provide e-commerce platform and related services to PGAT on behalf of ECS.

        In addition, the Registrant has been advised by ECS that, effective September 25, 2002, ECS and affiliates of the National Hockey League ("NHL") have mutually terminated their relationship. As a result, following a transition period that will continue until October 2002, Styleclick will no longer provide e-commerce platform and related services to NHL on behalf of ECS.

        The termination of these two relationships is anticipated to reduce the Registrant's monthly recurring revenues by approximately 46% in the aggregate and the Registrant will incur certain contractual compliance costs associated with one or both terminations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STYLECLICK, INC.
	By:	/s/ MICHAEL ADLER
	Name:	Michael Adler
	Title:	Chief Executive Officer and Chief Financial Officer
Date: September 26, 2002

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
SIGNATURES